Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Levi Strauss & Co. of our report dated January 30, 2020 relating to the financial statements and the financial statement schedule, which appears in Levi Strauss & Co.’s Annual Report on Form 10-K for the year ended November 24, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
July 7, 2020